UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 3, 2007

DATA DOMAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33517	94-3412175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Central Expressway

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 980-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 3, 2007, Data Domain, Inc. issued a press release announcing the closing of its initial public offering of 7,390,000 shares of common stock at a price of $15.00 per share. Of the shares sold in the offering, 7,000,000 were sold by Data Domain and 390,000 were sold by a selling stockholder. Data Domain also announced that the underwriters of the offering exercised in full their option to purchase an additional 1,108,500 shares of common stock from the company, bringing the total net proceeds to the company to approximately $109 million. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 3, 2007 titled “Data Domain Announces Closing of Initial Public Offering and Exercise of Over-Allotment Option”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA DOMAIN, INC.

Date: July 3, 2007	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 3, 2007 titled “Data Domain Announces Closing of Initial Public Offering and Exercise of Over-Allotment Option”